                                                                    Exhibit 10.3

     J&D MINI-STORAGE, landlord, hereby rents to Chuck Brewer (tenant) Storage Unit No. 46 of that certain building whose address is Bay Shore for a minimum of one month and upon the following terms and conditions:

     1. Rent for the storage unit is $110.00 per month payable in advance on the 1st day of each calendar month and remitted to landlord at the address stated above. This lease will terminate at the end of the prepaid period unless it is renewed each month by tenant paying the monthly rental in advance as provided herein. Landlord hereby acknowledges the payment of $73.40 for rental from 8-10-98 to 8-31-98 for 1 14x40. Deposit of $110 hereby collected, will be refunded upon vacating the unit. The deposit may be applied to the last month's rent.

     2. Tenant hereby agrees that the storage unit will not be used for an unlawful purpose nor will tenant store explosives, highly inflammable materials or extra-hazardous goods of any nature in the unit.

     3. Tenant has inspected the unit and the unit is accepted by tenant in its present condition, and tenant will at all times keep the unit neat, clean and in a sanitary condition and return it to landlord in the same condition as when received by tenant, usual wear and tear accepted. Except for structural components, all repairs shall be tenant's sole cost and expense.

     4. It is hereby agreed that landlord is not engaged in the business of storing goods for hire nor in the warehousing business [ILLEGIBLE] simply a landlord renting a storage unit in which tenant can store items of personal property owned by tenant. Therefore, all [ILLEGIBLE] property on or in the storage unit shall be at the risk of the tenant and landlord shall not be liable for any damage, either to [ILLEGIBLE] property, sustained by tenant or others, caused by the acts of others or any defects now in the unit and tenant hereby [ILLEGIBLE] and hold landlord harmless from any and all claims for damages suffered or alleged to be suffered in or about the [ILLEGIBLE].

     5. Landlord will not maintain supervision or control over the storage unit rented herein but said unit is under the exclusive control of tenant and tenant must take whatever steps necessary to safeguard whatever property is stored in the unit. If the tenant desires to keep the unit locked, he must provide his own locks and keys and must be fully responsible for possession of the keys. Landlord maintains insurance on the entire building structure, but said insurance does not provide for coverage for property belonging to tenant. If tenant wishes to have his property covered by insurance tenant must apply for separate coverage. Landlord shall not be responsible or liable, directly or indirectly, for loss or damage to the property of tenant in the storage unit no matter what the cause, including fire, explosion, theft, wind or water damage.

     6. Tenant will allow landlord free access at all reasonable times to the unit for the purpose of inspection, making repairs, additions, or alterations to the unit that may be required under landlord's obligations contained herein, but this right shall not be construed as an agreement on the part of the landlord to make any repairs.

     7. Should tenant fail to pay the rent when due or fail to vacate the unit promptly upon expiration of this lease, landlord shall have and is hereby granted by the tenant the following rights:

     [ILLEGIBLE]break and remove any lock belonging to tenant on the door, enter the storage unit and inspect the contents and replace [ILLEGIBLE] lock with one belonging to landlord until such contents are disposed of by landlord in the manner hereinafter provided. The [ILLEGIBLE] will charge $5.00 lock up charge.

     [ILLEGIBLE]before disposing of the contents by public or private sale, which sale may be conducted upon such terms and conditions as are [ILLEGIBLE], landlord will mail to tenant a written notice that landlord has taken possession of such contents and will dispose of the [ILLEGIBLE] following the expiration of ten (10) consecutive days following the date the notice is mailed.

     [ILLEGIBLE] When said ten days has elapsed, landlord may dispose of the contents of the unit at public or private sale. The proceeds of such sale to be applied first to the costs of such sale, second to payment of the charges which may then be due from tenant to landlord under any of the terms of this lease agreement, and any excess will be deposited in landlord's trust account. Landlord will then notify tenant of such excess and will thereafter hold the excess for a period of ninety (90) days from the date of the giving of the notice herein. If tenant shall demand the excess and give landlord a receipt therefore, the excess funds shall be released to tenant. Failure of tenant to demand such excess within the ninety-day period or fail to receipt for the funds shall terminate the trust and landlord [ILLEGIBLE] titled to retain the excess funds.

     [ILLEGIBLE]if any of the contents of the storage unit to be disposed of consist of papers, pictures, documents or like personal property [ILLEGIBLE] might not be considered to have any significant sale value, landlord may dispose of same in any reasonable manner.

     8. If tenant leased the unit for a specific term, and at the expiration of said term continues to pay rent and occupy the unit, [ILLEGIBLE] occupancy of said unit shall be as a tenant from month-to-month at the above monthly rent, and tenant hereby agrees that all the covenants and conditions contained herein shall continue in full force and effect so long as tenant retains possession of the unit.

     9. The parties hereto do each hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the perils included in any extended coverage endorsement, in, on or about the said unit, whether due to the negligence of any of the parties, their agents or employees or otherwise.

     10. Tenant shall not assign this lease or any part thereof and shall not let or sublet the whole or any portion of the unit leased herein without the written consent of the landlord.

     11. Any notice required to be given under this lease shall be in writing and shall be sent by certified mail, return receipt requested, and addressed to the [ILLEGIBLE] at the addresses shown below. Any such notice shall be deemed to have been given at the time [ILLEGIBLE] duly deposited in the United States mail system.

     12. No term or condition herein may be waived or changed other than by written agreement, and tenant agrees that only an [ILLEGIBLE] of landlord may authorize any specific waiver, modification or extension of any of the terms or conditions herein. This lease [ILLEGIBLE] binding upon the parties, their heirs, successors, personal representatives and assigns.

     13. The landlord reserves the right to raise the rent with thirty (30) days notification.

Accepted and agreed to:

/s/ C Brewer President
----------------------

Tenant Learnsat Systems, Inc. Dated this 10th day of Aug [ILLEGIBLE]

Address 3819 S. Perkins Road J&D MINI-STORAGE, Landlord /s/ Stacey
[ILLEGIBLE]

City     Stillwater     State     OK     Zip    74074     Phone#    405-377-6100